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Exhibit 10.10

execution copy

STOCK ESCROW AGREEMENT

        This STOCK ESCROW AGREEMENT, dated as of August 3, 2007 (the "Escrow Agreement") is entered into by and among Healthcare Acquisition Corp., a Delaware corporation ("Parent"), MPM BioVentures III-QP, LP, as the stockholders' representative, being the representative of the former securityholders of PharmAthene, Inc., a Delaware corporation (the "Stockholders' Representative"), John Pappajohn being the representative of Parent ("Parent Representative") and Continental Stock Transfer & Trust Company (the "Escrow Agent").

        WHEREAS, Parent has entered into an agreement and plan of merger (the "Merger Agreement"), dated as of January 19, 2007, with PharmAthene, Inc. ("PAI"), pursuant to which, as of the date hereof, Parent is merging its wholly-owned subsidiary into PAI as a result of which PAI will be the surviving corporation; and

        WHEREAS, pursuant to Article VIII of the Merger Agreement, the stockholders and holders of options and warrants of PAI (collectively, the "Stockholders") have agreed, in order to secure certain indemnification obligations under the Merger Agreement, to deposit into escrow (the "Escrow Fund") an aggregate of 1,375,000 shares of common stock of Parent (collectively, the "Escrow Shares") which they have received or have the right to receive pursuant to the terms of the Merger Agreement in the respective amounts set forth opposite their names on Exhibit A attached hereto, which Escrow Shares shall be the sole and exclusive source for payment of any indemnification obligations contained in the Merger Agreement; and

        WHEREAS, the Stockholders have appointed the Stockholders' Representative as their attorney-in-fact and authorized and empowered it to act for and on behalf of the Stockholders (with full power of substitution) in connection with responding to the assertion of any and all claims for indemnification by Parent pursuant to this Escrow Agreement and the Merger Agreement;

        WHEREAS, Parent has appointed the Parent Representative as its attorney-in- fact and authorized and empowered it to act for and on behalf of Parent (with full power of substitution) in connection with responding to the assertion of any and all claims for indemnification Parent pursuant to this Escrow Agreement and the Merger Agreement; and

        WHEREAS, Parent and the Stockholders' Representative desire that the Escrow Agent establish the Escrow Fund and accept the Escrow Shares, in escrow, to be held and disbursed as hereinafter provided;

        Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement.

        NOW THEREFORE, IT IS AGREED, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.    Appointment of Escrow Agent.    Parent, Parent Representative and the Stockholders' Representative hereby designate and appoint the Escrow Agent as escrow agent to establish the Escrow Fund and receive, hold and disburse the Escrow Shares and otherwise act in accordance with and subject to the terms of this Escrow Agreement and the Merger Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms. The Escrow Agent shall treat the Escrow Fund as a trust fund and not as the property of Parent. Its duties hereunder shall cease upon its distribution of the entire Escrow Fund in accordance with this Escrow Agreement.

        2.    Deposit of Escrow Shares.    Parent has with the execution of this Escrow Agreement delivered to its transfer agent instructions to deliver to the Escrow Agent certificates representing the Escrow Shares in the amounts and made out to the Stockholders (and with respect to certain shares attributable to Company option and Company warrants, to Parent) set forth on Exhibit A, to be held and disbursed subject to the terms and conditions of this Escrow Agreement. The Stockholders' Representative acknowledges, on behalf of each of the Stockholders, that the certificate representing his, her or its Escrow Shares will bear a legend to reflect the deposit of such Escrow Shares under this Escrow Agreement, it being agreed that such legend shall be removed upon the disbursement of the Escrow Shares, as described in Section 3 below.

        3.    Disbursement of the Escrow Shares.

          3.1    Duration of Escrow; Release of Escrow Shares.    Subject to the terms and conditions of this Escrow Agreement, the Escrow Agent shall hold the Escrow Shares in the Escrow Fund for a period of twelve months (the "Escrow Period"), and shall disburse the Escrow Shares at the times and subject to the conditions and notices set forth in and required by this Escrow Agreement and the Merger Agreement. Upon the expiration of the Escrow Period, the Escrow Agent shall release the remainder of the Escrow Shares, if any, less the number of Escrow Shares with a Fair Market Value equal to the amount of any Adverse Consequences set forth in any Indemnification Notice from the Company with respect to any pending but unresolved claim for indemnification which release shall be allocated among the Stockholders (with certain shares reverting to Parent to be reserved for issuance upon exercise of any Company Options and Company Warrants) in accordance with Exhibit A. The Escrow Agent shall have no further duties hereunder after the disbursement of the Escrow Shares in accordance with this Section 3.

          3.2    Disbursements under Escrow Fund.    All disbursements under this Escrow Agreement shall be made upon either a certificate to the Escrow Agent signed by both Parent Representative and the Stockholders' Representative or a final determination of an arbitrator in connection with any dispute between Parent and the Stockholders' Representative regarding disbursement under this Escrow Agreement as provided under Section 8.6(d) of the Merger Agreement. Any certificate of the parties regarding disbursement shall indicate the number of Escrow Shares to be disbursed to Parent and how many shares are to be deducted from each Stockholder's holdings, if any.

          3.3    Stockholder Option to Replace Escrow Shares with Cash.    At the time of any proposed disbursement to Parent of Escrow Shares hereunder, each Stockholder shall have the option of replacing the Escrow Shares to be disbursed to Parent with a cash payment based upon the value of the Escrow Shares to be disbursed. In the event that any Stockholder exercises such option and makes cash payment directly to Parent in lieu of Escrow Shares, the certificate issued to the Escrow Agent shall direct, in addition to how many Escrow Shares are to be disbursed to Parent, the number of Escrow Shares to be disbursed to the Stockholder(s) who exercises such option.

        4.    Rights of Stockholders in Escrow Shares.

          4.1    Voting Rights as a Stockholder.    The Stockholders shall retain all of their rights as stockholders, option holders and warrant holders of Parent, as the case may be, during the Escrow Period, including, without limitation, the right to vote their respective Escrow Shares, as applicable. The Escrow Agent shall from time to time deliver to the Stockholders such proxies, consent or other documents as may be necessary, as applicable, to enable such Stockholders to exercise such rights.

          4.2    Dividends and Other Distributions in Respect of the Escrow Shares.    During the Escrow Period, all dividends payable in cash with respect to the Escrow Shares shall be paid to the Stockholders. In the event that Parent issues any additional shares of Parent Common Stock to the Stockholders for any reason, including as dividends payable in Parent Common Stock with respect to the Escrow Shares, such additional shares of Parent Common Stock shall be issued in the name of such Stockholders, as applicable, and shall not be subject to escrow.

          4.3    Restrictions on Transfer.    During the Escrow Period, no sale, transfer or other disposition may be made of any of the Escrow Shares. During the Escrow Period, the Stockholders shall not pledge or grant a security interest in the Escrow Shares or grant a security interest in their rights under this Escrow Agreement.

        5.    Concerning the Escrow Agent.

          5.1    Good Faith Reliance.    The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively, and shall be protected in acting upon, any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is reasonably believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Escrow Agreement, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless the Escrow Agent shall have given its prior written consent thereto.

          5.2    Indemnification.    The Escrow Agent shall be indemnified and held harmless by Parent from and against any expenses, including attorneys' fees and expenses, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim, which in any way, directly or indirectly, arises out of or relates to this Escrow Agreement, the services of the Escrow Agent hereunder, or the Escrow Shares held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent.

Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Shares or it may deposit the Escrow Shares with the clerk of any appropriate court or it may retain the Escrow Shares pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Shares are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

          5.3    Compensation.    The Escrow Agent shall be entitled to reasonable compensation from Parent for all services rendered by it hereunder, as set forth on Exhibit B hereto. The Escrow Agent shall also be entitled to reimbursement from Parent for all reasonable expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all attorneys', advisors' and agents' fees and expenses and all taxes or other governmental charges.

          5.4    Further Assurances.    From time to time on and after the date hereof, Parent and the Stockholders' Representative shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Escrow Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

          5.5    Resignation.    The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent mutually appointed by Parent Representative and the Stockholders' Representative, the Escrow Shares held hereunder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Shares with any court it deems appropriate.

          5.6    Discharge of Escrow Agent.    The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5 hereof.

          5.7    Liability.    Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

        6.    Miscellaneous.

          6.1    Governing Law.    This Escrow Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of Delaware. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Escrow Agreement shall be brought and enforced in the courts of the State of Delaware, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

          6.2    Entire Agreement.    This Escrow Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged.

          6.3    Headings.    The headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

          6.4    Binding Effect.    This Escrow Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

          6.5    Notices.    Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by private national courier service, or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if sent by private national courier service, on the next business day after delivery to the courier, or, if mailed, two business days after the date of mailing, as follows:

    If to Parent or Parent Representative, to:

    Healthcare Acquisition Corp.

    666 Walnut Street, Suite 2116
    Des Moines, Iowa 50309
    Attn: Matthew P. Kinley
    Phone: (515) 244-5746
    Fax: (515) 244-2346

    With a copy to:

    Ellenoff Grossman & Schole LLP
    370 Lexington Ave.
    New York, New York 10017
    Attn: Barry I. Grossman, Esq.
    Phone: (212) 370-1300
    Fax: (212) 370-7889

    If to a Stockholder, to the Stockholders' Representative as follows:

    MPM BioVentures III- QP, LP
    MPM Capital
    The John Hancock Tower
    200 Clarendon Street, 54th floor
    Boston, Massachusetts 02116
    Attn: Steven St. Peter
    Phone: (617) 425-9235
    Fax: (617) 425-9201

    With a copy to:

    Edwards Angell Palmer & Dodge LLP
    111 Huntington Avenue
    Boston, Massachusetts 02116
    Attn: James T. Barrett, Esq.
    Phone: (617)239-0385
    Fax: (617) 227-4420

    and if to the Escrow Agent, to:

    Continental Stock Transfer & Trust Company
    17 Battery Place
    New York, New York 10004
    Attn:
    Phone: (212) 509-4000
    Fax: (212) 509-5150

    A copy of any notice sent hereunder shall be sent to:

    PharmAthene, Inc.
    175 Admiral Cochrane Drive, Suite #101 Annapolis, MD 21401
    Attn: David P. Wright
    President & Chief Executive Officer
    Phone: (410) 571-8920
    Fax: (410) 571-8927

    with a copy to

    McCarter & English, LLP
    Four Gateway Center
    100 Mulberry Street
    Newark, New Jersey 07102
    Attn: Jeffrey A. Baumel, Esq.
    Phone: (973) 639-5904
    Fax: (973) 297-3814

        The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

          6.6    Counterparts.    This Escrow Agreement may be executed in several counterparts each one of which shall constitute an original and may be delivered by facsimile transmission and together shall constitute one instrument.

        [Signature Page Follows]

        WITNESS the execution of this Escrow Agreement as of the date first above written.

HEALTHCARE ACQUISITION CORP.
By:	/s/ MATTHEW KINLEY Name: Matthew Kinley Title: President
MPM BIOVENTURES III—QP, LP, as Stockholders' Representative
By:	/s/ ANSBERT GADICKE Name: Ansbert Gadicke Title: Series A Member
CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Escrow Agent
By:	/s/ STEVEN NELSON Name: Steven Nelson Title: Chairman
/s/ JOHN PAPPAJOHN John Pappajohn, as Parent Representative

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  Exhibit 10.10
STOCK ESCROW AGREEMENT